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                                                               Exhibit 10.4

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT
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                      FORM OF REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of _____ 2006, by and among CNL REAL ESTATE GROUP, INC., a Florida corporation, FIVE ARROWS REALTY SECURITIES II L.L.C., a Delaware limited liability company ("Five Arrows"), JAMES M. SENEFF, JR., ROBERT A. BOURNE, C. BRIAN STRICKLAND, THOMAS J. HUTCHISON, III, JOHN A. GRISWOLD, BARRY A. N. BLOOM and MARCEL VERBAAS (collectively, the "Stockholders"), and CNL HOTELS & RESORTS, INC., a Maryland corporation (the "Company").

                                    RECITALS

     WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger among the Company, CNL Hotels & Resorts Acquisition, LLC, a Florida limited liability company all of the membership interests of which are owned by the Company ("CHPAC"), CNL Hospitality Properties Acquisition Corp., a Florida corporation, CNL Hospitality Corp., a Florida corporation (the "Advisor"), CNL Financial Group, Inc., a Florida corporation, and the Stockholders, entered into as of April 3, 2006 (the "Merger Agreement"), the Stockholders received 3,600,000 shares of Common Stock (defined below) (the "Common Shares"), in exchange for all of the outstanding shares of capital stock of the Advisor;

     WHEREAS, in connection with the Merger Agreement, the Stockholders, other than Five Arrows, have each entered into a Lock-Up Agreement (defined below) dated the date hereof with the Company with respect to the shares of Common Stock;

     WHEREAS, the Company desires to grant to the Stockholders certain registration rights with respect to the Common Shares, subject to the terms and conditions contained herein and in the Lock-Up Agreement; and

     WHEREAS, the Company and the Stockholders desire to set forth the rights and obligations of the parties with respect to such registration rights.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Common Shares" shall have the meaning set forth in the first paragraph of the Recitals.

          "Common Stock" shall mean common shares, $0.01 par value per share, of the Company.

          "Company" shall mean CNL Hotels & Resorts, Inc., a Maryland corporation.

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          "Demand Registration Request" shall have the meaning set forth in
Section 4.1.

          "Demand Registration Rights" shall mean the rights of the Holders to request registration of their Registrable Securities in accordance with the provisions of Section 4.

          "Demanding Holders" shall have the meaning set forth in Section 4.1.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Filing Notice" shall have the meaning set forth in Section 3.1.

          "Holders" shall mean the Stockholders or any Permitted Transferee of a Stockholder, and, with respect to a Permitted Transferee, only if such Stockholder has granted rights under this Agreement to such Permitted Transferee; and "Holder" shall mean any one of them.

          "Listing" means the actual listing of the Company's Common Shares on The New York Stock Exchange, Inc., any other national securities exchange or U.S. inter-dealer quotation system.

          "Lock-Up Agreement" means the letter agreement, dated as of the date hereof, by and between each of the Stockholders (other than FARS) and the Company, substantially in the form attached hereto as Annex I, whereby each of the Stockholders (other than FARS) has agreed to certain restrictions on the sale and transfer of the shares of Common Stock.

          "Merger" shall mean the merger of the Advisor with and into CHPAC, with CHPAC as the surviving entity in the merger, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Florida Business Corporation Act and the Florida Limited Liability Company Act.

          "Permitted Transferee" shall have the meaning set forth in Section 2.

          "Piggyback Registration Rights" shall mean the rights of the Holders, in accordance with the provisions of Section 3, to have their Registrable Securities included in any Registration Statement filed by the Company with respect to the sale of Common Shares or filed by any other shareholders of the Company.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Registrable Securities" means all of the Common Shares and shall include all shares of Common Stock received by the Holders with respect to the Common Shares pursuant to a stock split, stock dividend or distribution or other recapitalization of the Company. For the purposes of this Agreement, such shares of Common Stock shall cease to be Registrable Securities on the Rule 144 Eligibility Date or, if earlier, on such date on which (a) a Registration


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Statement covering such shares has been declared effective and such shares have been disposed of pursuant to such effective Registration Statement, or (b) all of the Registrable Securities are eligible for sale (other than pursuant to Rule 904 of the Securities Act), in the opinion of counsel to the Company, in a single transaction or multiple transactions exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions with respect to such shares and all restrictive legends with respect to the certificates evidencing such shares are or may be removed upon the consummation of such sale.

          "Registration Period" shall mean the period commencing on the date the Merger is effective and ending at the earlier of (i) such time as no Holder owns any Registrable Securities or (ii) the Rule 144 Eligibility Date, provided that nothing herein shall affect the Stockholders' obligations to comply with the terms of the Lock-Up Agreement.

          "Registration Statement" means any registration statement filed by the Company under the Securities Act that covers any of the Registrable Securities, including the Prospectus, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits thereto and all material incorporated by reference in such registration statement.

          "Rule 144 Eligibility Date" means the three-month anniversary of the date on which all Common Shares issued by the Company to the Stockholders in the Merger and the other Common Shares defined as Registrable Securities herein first become permitted to be sold under Rule 144 of the Securities Act by each Holder within the volume limitations of Rule 144(e) of the Securities Act or without limitation pursuant to Rule 144(k) of the Securities Act.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Holder Information" shall mean information either furnished in writing by or on behalf of a Selling Holder for use in the Registration Statement or Prospectus.

          "Selling Holders" when used with respect to a Registration Statement shall mean those Holders whose Registrable Securities are included in a Registration Statement pursuant to an exercise by such Holders of their Piggyback Registration Rights or their Demand Registration Rights.

          "Stockholders" shall have the meaning set forth in the Preamble hereof.

          "Underwriter(s)" shall mean any one or more investment banking or brokerage firms to or through which the Holders or the Company, as the case may be, may offer and sell Registrable Securities pursuant to a transaction requiring the filing of a Registration Statement under the Securities Act, including one or more of such firms who shall manage such public offering through such Underwriters and that are referred to herein as "Managing Underwriter(s)."

     2. Permitted Transferees.


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          2.1 Subject to Section 12.6, any Stockholder may transfer any of the
Registrable Securities held by such Stockholder (i) to the spouse, siblings or issue or spouses of siblings or issue of such Stockholder, (ii) to a trust or custodial account for the sole benefit of such Stockholder or the spouse, siblings or issue or spouses of siblings or issue of such Stockholder, (iii) to a partnership, limited liability company or other entity, the majority and controlling equity owners of which are a Stockholder or the spouse, siblings or issue or spouses of siblings or issue of such Stockholder or any trust referred to in clause (ii) above, (iv) to the personal representative of a Stockholder upon the death of such Stockholder for the purposes of administration of such Stockholder's estate or upon the incompetency of such Stockholder for the purposes of the protection and management of such Stockholder's assets, but such personal representative may not transfer such Registrable Securities other than as permitted under this Agreement, (v) to a charitable foundation (subject to receipt by the Stockholder of written approval from the Company, such approval not to be unreasonably withheld), (vi) to the Company, or (vii) to any other Stockholder or to any of the transferees referred to in clause (i), (ii) or
(iii) above for the benefit of such other Stockholder.

          2.2 Five Arrows shall be permitted to assign or otherwise transfer any of the Registrable Securities held by it, and any of its rights hereunder with respect to such Registrable Securities, to one or more persons, provided that such assignments or transfers are made in accordance with all agreements to which both the Company and Five Arrows are parties and the applicable provisions of Section 12.6 of this Agreement.

          2.3 Any person to whom a transfer of Registrable Securities is made pursuant to, or otherwise in accordance with, Section 2.1 or Section 2.2 of this Agreement shall be a "Permitted Transferee."

     3. Piggyback Registration Rights.

          3.1. If the Company proposes to file a registration statement under the Securities Act with respect to any proposed public offering of Common Stock by the Company or by any holders of Common Stock (i) prior to the Registration Period, and the Company reasonably expects such registration statement to be declared effective during the Registration Period, or (ii) during the Registration Period, the Company shall, not later than 30 days prior to the proposed date of filing of such registration statement with the SEC under the Securities Act, give written notice (a "Filing Notice") of the proposed filing to each Holder, which notice shall describe in reasonable detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended). During the Registration Period, each Holder may elect, by written notice to the Company (which notice shall specify the aggregate number of Registrable Securities proposed to be offered and sold by such Holder pursuant to such Registration Statement, the identity of the proposed seller thereof, and a general description of the manner in which such person intends to offer and sell such Registrable Securities) given within 15 days after receipt of the Filing Notice from the Company, to have any or all of the Registrable Securities owned by such Holder included in such Registration Statement, and the Company shall include such Registrable Securities in such Registration Statement. If the Managing Underwriter(s) or Underwriters (in the case of an underwritten registration) or the Company (in the case of a non-underwritten registration covering a primary


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offering by the Company) should reasonably object to the exercise of the
Piggyback Registration Rights with respect to such Registration Statement, then in the discretion of the Company, either:

               (a) the Registrable Securities of the Selling Holders shall nevertheless be included in such Registration Statement subject to the condition that the Selling Holders may not offer or sell their Registrable Securities included therein for a period of up to 90 days after the initial effective date of such Registration Statement, whereupon the Company shall be obligated to file one or more post-effective amendments to such Registration Statement to permit the lawful offer and sale of such Registrable Securities for a reasonable period thereafter beginning at the end of such lock-up period and continuing for such period, not exceeding 120 days, as may be necessary for the Selling Holders, Underwriters and selling agents to dispose of such Registrable Securities; or

               (b) if the Managing Underwriter(s) (in the case of an underwritten registration) or the Company (in the case of a non-underwritten registration covering a primary offering by the Company) should reasonably determine that the inclusion of such Registrable Securities, notwithstanding the provisions of the preceding clause (a), would adversely affect the offering contemplated in such Registration Statement, and based on such determination recommends including in such Registration Statement fewer or none of the Registrable Securities of the Holders, then (x) if the Managing Underwriter(s) or the Company, as applicable, recommends the inclusion of fewer Registrable Securities, the number of Registrable Securities of the Holders included in such Registration Statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), or (y) if the Managing Underwriter(s) or the Company, as applicable, recommends the inclusion of none of such Registrable Securities, none of the Registrable Securities of the Holders shall be included in such Registration Statement.

          3.2. Unless otherwise required by law, rule or regulation, if Registrable Securities owned by Holders who have made the election provided in
Section 3.1 are included in such Registration Statement, the Company shall bear and pay all fees, costs, and expenses incident to such inclusion, including, without limitation, registration fees, exchange listing fees and expenses, legal fees of Company counsel (including blue sky counsel), printing costs and costs of any regular audits or accounting fees. Each Selling Holder shall pay all underwriting discounts and commissions with respect to its Registrable Securities included in the Registration Statement, as well as fees or disbursements of counsel, accountants or other advisors for the Selling Holder and all internal overhead and other expenses of the Selling Holder or transfer taxes.

          3.3. The rights of the Holders under this Section 3 are solely piggyback in nature, and nothing in this Section 3 shall prevent the Company from reversing a decision to file a Registration Statement or from withdrawing any such Registration Statement before it has become effective.


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          3.4. The Holders shall have the right, at any time during the
Registration Period, to exercise their Piggyback Registration Rights pursuant to the provisions of this Section 3 on any number of occasions that the Company shall determine to file a registration statement under the Securities Act.

          3.5. The Piggyback Registration Rights granted pursuant to this
Section 3 shall not apply to (a) a registration relating solely to employee stock option, purchase or other employee plans, (b) a registration related solely to a dividend or distribution reinvestment plan or (c) a registration on Form S-4 or Form S-8 or any successor Forms thereto.

          3.6. In the event that there is a reduction in the number of Registrable Securities to be included in a Registration Statement to which Holders have exercised Piggyback Registration Rights, the Company shall so advise all Holders participating that the number of Registrable Securities that may be included in the registration shall be reduced pro rata among such Holders (based on the number of Registrable Securities requested to be included in the registration); provided, however, that the percentage of the reduction of such Registrable Securities shall be no greater than the percentage reduction of securities of other selling securityholders who also have exercised piggyback registration rights pursuant to agreements other than this Agreement, as such percentage reductions shall be determined in the good faith judgment of the Company, which determination shall be based on the advice of the Managing Underwriter of the offering to the extent the offering is an underwritten offering. If Holders have exercised Piggyback Registration Rights with respect to a Registration Statement which is being filed as a result of the exercise of demand registration rights by other securityholders, the securityholders exercising their demand registration rights shall have the right, in the event of any reduction of securities covered by such Registration Statement, to have all of their registrable securities included in such Registration Statement before inclusion of any Registrable Securities of Holders exercising their Piggyback Registration Rights. Notwithstanding the foregoing, prior to any reduction of the number of Registrable Securities of Holders exercising Piggyback Registration Rights hereunder, the Company shall first exclude securities held by persons not having any contractual registration rights.

          3.7. The underwriter in any registration referred to in this Section 3 shall be chosen by the Company in its sole discretion, except in the case of any registration made at the request of a third party holding demand registration rights, in which case the underwriter will be selected as provided in any agreement relating to such demand registration rights.

     4. Demand Registration Rights.

          4.1. In addition to, and not in lieu of, the Piggyback Registration Rights set forth under Section 3, at any time after the Effective Time (as defined in the Merger Agreement) and during the Registration Period, any Holder may deliver to the Company a written request (a "Demand Registration Request") that the Company register any or all of the Registrable Securities owned by such Demanding Holders (as hereinafter defined) (provided that the aggregate offering price of all such Registrable Securities actually included in the Demand Registration equals $10.0 million or more), and any other Holders that may elect to be included pursuant to Section 4.2, under the Securities Act and the state securities or blue sky laws of any jurisdiction designated by such Selling Holders (subject to Section 9), subject to the provisions


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of this Section 4. The requisite Holders making such demand are sometimes referred to herein as the "Demanding Holders." The Company shall, as soon as practicable following the Demand Registration Request, prepare and file a Registration Statement (on the then appropriate form or, if more than one form is available, on the appropriate form selected by the Company) with the SEC under the Securities Act, covering such number of the Registrable Securities as the Selling Holders request to be included in such Registration Statement and to take all necessary steps to have such Registrable Securities qualified for sale under state securities or blue sky laws. The Company shall use its commercially reasonable best efforts to file such Registration Statement no later than 90 days following the Demand Registration Request. Further, the Company shall use its commercially reasonable efforts to have such Registration Statement declared effective (within the meaning of the Securities Act) by the SEC as soon as practicable thereafter and shall take all necessary action (including, if required, the filing of any supplements or post-effective amendments to such Registration Statement) to keep such Registration Statement effective to permit the lawful sale of such Registrable Securities included thereunder for the period set forth in Section 6, subject, however, to the further terms and conditions hereof.

          4.2. No later than 10 days after the receipt of the Demand Registration Request, the Company shall notify all Holders who have not joined in such request of the proposed filing, and such Holders may, if they desire to sell any Registrable Securities owned by them, by notice in writing to the Company given within 15 days after receipt of such notice from the Company, elect to have all or any portion of their Registrable Securities included in the Registration Statement.

          4.3. The Holders, in the aggregate, may only exercise the Demand Registration Rights granted pursuant to this Section 4 two times. The Company shall only be required to file one Registration Statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to the exercise by the Demanding Holders of their Demand Registration Rights pursuant to the provisions of this Section 4.

          4.4. In the event that preparation of a Registration Statement is commenced by the Company in response to the exercise by the Demanding Holders of the Demand Registration Right, but such Registration Statement is not filed with the SEC, either at the request of the Company or at the request of the Demanding Holders, for any reason, the Demanding Holders shall not be deemed to have exercised a Demand Registration Right pursuant to this Section 4, except that, if such Registration Statement is not filed after the commencement of preparation thereof at the request of the Demanding Holders, then the Selling Holders whose Registrable Securities were proposed to be included therein shall be required to bear the fees, expenses and costs incurred in connection with the preparation thereof.

          4.5. In the event that any Registration Statement filed by the Company with the SEC pursuant to the provisions of this Section 4 is withdrawn prior to the completion of the sale or other disposition of the Registrable Securities included thereunder, then the following provisions, whichever are applicable, shall govern:

               (a) If such withdrawal is effected at the request of the Company for any reason other than the failure of all the Selling Holders to comply with their obligations hereunder with respect to such registration, then the filing thereof by


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          the Company shall be excluded in determining whether the Holders have exercised their Demand Registration Rights hereunder with respect to the filing of such Registration Statement.

               (b) If such withdrawal is effected at the request of the Selling Holders, then the filing thereof by the Company shall be deemed an exercise of a Demand Registration Right with respect to the filing of such Registration Statement.

          4.6. The Company shall bear and pay all fees, costs and expenses incident to such Registration Statement and incident to keeping it effective and in compliance with all federal and state securities laws, rules, and regulations for the period set forth in Section 6 (including, without limitation, registration fees, blue sky qualification fees (subject to Section 9), exchange listing fees and expenses, legal fees of Company counsel (including blue sky counsel), printing costs, costs of any regular audits and accounting fees). Each Selling Holder shall pay fees and disbursements of counsel, accountants and other advisors for the Selling Holder and any underwriting discounts and commissions with respect to its Registrable Securities and any internal, overhead and other expenses of the Selling Holders and transfer taxes.

          4.7. Whenever a decision or election is required to be made hereunder by the Demanding Holders or the Selling Holders, such decision or election shall be made by a vote of holders of a majority of the Registrable Securities owned by such Demanding Holders or Selling Holders, as the case may be.

          4.8. (a) If the Managing Underwriter(s) in the case of an underwritten registration should reasonably determine that the inclusion of all Registrable Securities requested to be included in any Registration Statement would materially and adversely affect the offering contemplated in a Registration Statement, and based on such determination recommends inclusion in such Registration Statement of fewer or none of the Registrable Securities of the Holders, then (x) if the Managing Underwriter(s) recommends the inclusion of fewer Registrable Securities, the number of Registrable Securities of the Holders included in such Registration Statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), or (y) if the Managing Underwriter(s) recommends the inclusion of none of such Registrable Securities, none of the Registrable Securities of the Holders shall be included in such Registration Statement (and the request for registration shall not count for purposes of Section 4.3).

               (b) In the event that there is a reduction in the number of Registrable Securities to be included in a Registration Statement to which Holders have exercised Demand Registration Rights, the Company shall so advise all Holders participating that the number of Registrable Securities that may be included in the registration shall be reduced pro rata among such Holders (based on the number of Registrable Securities requested to be included in the registration); provided, however, that the percentage of the reduction of such Registrable Securities shall be no greater than the percentage reduction of securities of other selling securityholders who also have exercised demand registration rights pursuant to agreements other than this Agreement, as such percentage reductions shall be


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          determined in the good faith judgment of the Company based on the advice of the Managing Underwriter of the offering in the case of any underwritten offering.

               (c) In the event that there is a limitation on the number of securities which may be covered by such Registration Statement, the Selling Holders shall have the right, with respect to any such Registration Statement filed as a result of their Demand Registration Request, to include their Registrable Securities prior to the inclusion of the Company (in the case of any inclusion of shares of Common Stock for sale for its own account) and any other securityholder exercising piggyback registration rights.

          4.9 The Company shall have the right, with respect to any Registration Statement to be filed as a result of a Demand Registration Request, to determine whether such registration shall be underwritten or not and to select, subject to the consent of the Selling Holders (which consent shall not be unreasonably withheld), any such underwriter.

     5. Information to be Furnished. In the event any of the Registrable Securities are to be included in a Registration Statement under Sections 3 or 4, the Selling Holders and the Company shall furnish the following information and documents:

          5.1. The Selling Holders shall furnish to the Company all information required by the Securities Act to be furnished by sellers of securities for inclusion in the Registration Statement, together with all such other information which the Selling Holders have or can reasonably obtain and which may reasonably be required by the Company in order to have such Registration Statement become effective and such Registrable Securities qualified for sale under applicable state securities laws.

          5.2. The Company, before filing a Registration Statement, amendment or supplement thereto (including all exhibits), will furnish copies of such documents to legal counsel selected by the Selling Holders. In addition, the Company shall make available for inspection by any Selling Holder or by any Underwriter, attorney or other agent of any Selling Holder or Underwriter all information reasonably requested by such persons. All non-publicly available information provided to any Selling Holder, Underwriter or any attorney or agent of any Selling Holder or Underwriter shall be kept strictly confidential by such Selling Holder, Underwriter or attorney or agent of such Selling Holder or Underwriter so long as such information remains nonpublic.

          5.3. The Company shall promptly notify each Selling Holder and each Selling Holder shall promptly notify the Company, upon discovery by the Company or such Selling Holder, as the case may be, of the occurrence of any event which renders any Prospectus then being circulated among prospective purchasers misleading because such Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and the Company will amend or supplement the Prospectus so that it does not contain any material misstatements or omissions and deliver the number of copies of such amendments or


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supplements to each Selling Holder as each Selling Holder may reasonably request. Until such time as such Prospectus is so amended or supplemented, each Selling Holder shall cease use thereof.

     6. Registration to Be Kept Effective. In connection with any registration of Registrable Securities pursuant to this Agreement, the Company shall, at its expense, keep effective and maintain such registration and any related qualification of Registrable Securities under state securities laws for such period not exceeding 120 days or such shorter period as may be necessary for the Selling Holders, Underwriters and selling agents to dispose of such Registrable Securities, from time to time to amend or supplement the Prospectus used in connection therewith to the extent necessary to comply with applicable laws, and to furnish to such Selling Holders such number of copies of the Registration Statement, the Prospectus constituting a part thereof, and any amendment or supplement thereto as such Selling Holders may reasonably request in order to facilitate the disposition of the registered Registrable Securities.

     7. Conditions to Company's Obligations. The obligations of the Company to cause the Registrable Securities owned by the Holders to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

               (a) The Company shall not be required to fulfill any registration obligations under this Agreement, including any obligation with respect to the Stockholders' Piggyback Registration Rights or the Demand Registration Rights, until one hundred eighty (180) days after such time as there has been a Listing.

               (b) The Company shall be entitled to postpone for a reasonable period of time not to exceed four (4) months the filing of any Registration Statement otherwise required to be prepared and filed by it pursuant to Section 4, if, in the good faith opinion of the Company's Board of Directors, the Company determines that such registration and offering would materially interfere with any proposal or plan to engage in any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries, and the Company promptly gives the Holders written notice including a general explanation of such determination; provided that the Company shall not delay such action pursuant to this sentence more that once in any 12-month period. If the Company shall so postpone the filing of a Registration Statement, the Selling Holders shall have the right to withdraw the Demand Registration Request by giving written notice to the Company within 30 days after receipt of the notice of postponement (and, in the event of such withdrawal, such Demand Registration Request shall not be counted for purposes of the Demand Registration Requests to which the Holders are entitled pursuant to Section 4.3).

               (c) The Company shall not be required to file any Registration Statement pursuant to this Agreement in connection with a Demand Registration Request made less than 90 days after the effective date of any Registration Statement filed by the Company (other than a registration filed on Form S-8 or any successor form thereto.


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               (d) The Company may require, as a condition to fulfilling its obligations to register the Registrable Securities under Sections 3 or 4, that the Selling Holders execute reasonable and customary indemnification agreements for the benefit of the Underwriters of the registration; provided, however, a Selling Holder shall not be required to indemnify the Underwriters except with respect to Selling Holder information.

               (e) The Company shall not be required to fulfill any registration obligations under this Agreement, if the Company provides the Holders with an opinion of counsel reasonably acceptable to such Holders stating that the Holders are free to sell in the manner proposed by them all of the Registrable Securities that they desired to register without registering such Registrable Securities or such Registrable Securities can be sold under Rule 144 of the Securities Act, or otherwise without registration in the open market in compliance with the Securities Act.

               (f) The Company shall not be obligated to file any Registration Statement pursuant to this Agreement in connection with a Demand Registration Request at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year, unless the Selling Holder(s) agree to pay the cost of any such additional audit.

     8. Exchange Listing. In the event any Registrable Securities are included in a Registration Statement under Sections 3 or 4, the Company will exercise commercially reasonable efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or listed on any other exchange(s) on which the shares of Common Stock are then listed or quoted in any U.S. inter-dealer quotation system in which the shares of Common Stock are then quoted.

     9. Registration Under State Securities Laws. The Company shall use its commercially reasonable efforts to register or qualify any Registrable Securities included in a Registration Statement pursuant to Sections 3 or 4 under state "blue sky" or similar securities laws in such jurisdictions as the Selling Holders reasonably request and to take such other action as may be reasonably necessary to enable the Selling Holders to sell their shares of Registrable Securities in the jurisdictions where such registration or qualification was made, provided that the Company shall not be required to qualify to do business in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any jurisdiction in which it has not executed such a consent.

     10. Indemnification.

          10.1. The Company shall indemnify and hold each Selling Holder, its partners, officers, directors and agents (including sales agents and Underwriters) and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) the Selling Holder or any of the foregoing, harmless to the maximum extent permitted by law, from and against any loss, claim, liability, damage or expense (including reasonably documented attorneys' fees and disbursements of only one firm of counsel selected by the Selling Holders) resulting from a claim that any Registration Statement, Prospectus or amendment thereof or supplement thereto, which includes Registrable Securities to be sold by such Selling Holder, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, unless such claim is based upon Selling Holder Information or resulting from the Selling Holder's failure to deliver a current Prospectus as required under the Securities Act; and each such Selling Holder will indemnify and hold harmless the Company, its directors, officers and agents and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) the Company against any loss, claim, liability, damage or expense (including reasonably documented attorneys' fees and disbursements) resulting from any such claim relating to Selling Holder Information.

          10.2. Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 10 or otherwise to the extent such omission did not actually and materially prejudice the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there exists a conflict of interest between the indemnifying party and any indemnified party or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to, and inconsistent or in conflict with, those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No settlement of an action against any party under this
Section 10 shall bind the other party unless such other party agrees in writing to the terms of such settlement (which agreement will not be unreasonably withheld).

          10.3. The obligation of the indemnifying party to indemnify the indemnified party under this Section 10 shall, in each case, be in addition to any liability which the indemnifying party may otherwise have hereunder or otherwise at law or in equity.

          10.4. If the indemnification provided for in this Section 10 from the indemnifying party is applicable in accordance with its terms but for any reasons is held to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative faults of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 10.1 and 10.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

     11. Rule 144. The Company covenants that it shall use its reasonable best efforts to file any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation adopted by the SEC. The Company shall, upon the request of any holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

     12. Miscellaneous.

          12.1. Amendments and Waivers. Subject to Section 12.2, this Agreement may be modified or amended only by a writing signed by the Company and each of the Stockholders, and, to the extent a permitted transfer has occurred pursuant to Section 2, its Permitted Transferee.

          12.2. Third Party Beneficiaries. Subject to the next sentence of this
Section 12.2, there shall be no third party beneficiaries of the rights and benefits of this Agreement, which rights and benefits shall accrue only to the benefit of the parties hereto. Any Permitted Transferee shall be a third party beneficiary or intended beneficiary to the agreement made hereunder by a Stockholder so long as such transfer of rights under this Agreement to the Permitted Transferee is made in compliance with Section 12.6.

          12.3. No Waiver. No failure to exercise and no delay in exercising, on the Company's or the Holders' part, of any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

          12.4. Survival of Agreements. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

          12.5. Limitation of Registration Rights. Nothing contained in this Agreement shall create any obligation on behalf of the Company to register under the Securities Act any securities which are not shares of Common Stock.

          12.6. Binding Effect and Benefits. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Holders and their respective successors and permitted assigns. Without limiting the generality of the foregoing, each Holder's registration rights granted hereunder shall be transferable to and exercised by any Permitted Transferee of Registrable Securities; provided, however, that no Holder may transfer or assign this Agreement or any of its rights hereunder unless (a) such transfer or assignment is effected in accordance with applicable securities laws, (b) such transferee or assignee (other than the Company) agrees in writing to be bound by this Agreement and the Lock-Up Agreement (other than, with respect to the Lock-Up Agreement, Permitted Transferees of Five Arrows), and (c) the Company is given prior written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee, and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

          12.7. Entire Agreement. This Agreement, together with the Lock-Up Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to such subject matter.

          12.8. Separability of Provisions. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          12.9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be by telecopy, facsimile transmission (confirmed by U.S.

mail), telegraph, hand delivery or mailed by certified or registered mail postage prepaid, returned receipt requested, to the addresses set forth below or to such other address as any party may advise the other parties in a written notice given in accordance with this Section.

               If to the Company:   CNL Hotels & Resorts, Inc.
                                    CNL Center II at City Commons
                                    420 South Orange Avenue
                                    Orlando, FL 32801
                                    Attn.: Thomas J. Hutchison, III

               With a copy (which shall not constitute notice pursuant to this Section 12.9) to:

                                    Greenberg Traurig, LLP
                                    The MetLife Building
                                    200 Park Avenue
                                    New York, NY 10166
                                    Attention: Judith D. Fryer, Esq.
                                    Facsimile: (212) 805-9330

                                    Hogan & Hartson, L.L.P.
                                    555 Thirteenth Street, N. W.
                                    Washington, D. C. 20004
                                    Attn: J. Warren Gorrell, Jr., Esq.
                                    Facsimile: (202) 637-5910

               If to the Holders:   To the respective addresses set forth in
                                    the records of the Company

          Any notice, request or other communication so addressed and so mailed shall be deemed to have been given when duly delivered or sent.

          12.10. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof. The descriptive headings of the several sections and subsections hereof are for convenience only and shall not control or affect the meaning of construction of any of the provisions hereof.

          12.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single original instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        THE COMPANY:

                                        CNL HOTELS & RESORTS, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        STOCKHOLDERS:

                                        CNL REAL ESTATE GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        FIVE ARROWS REALTY SECURITIES II L.L.C.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ----------------------------------------
                                        JAMES M. SENEFF, JR.


                                        ----------------------------------------
                                        ROBERT A. BOURNE


                                        ----------------------------------------
                                        C. BRIAN STRICKLAND


                                        ----------------------------------------
                                        THOMAS J. HUTCHISON, III


                                        ----------------------------------------
                                        JOHN A. GRISWOLD


                                        ----------------------------------------
                                        BARRY A. N. BLOOM


                                        ----------------------------------------
                                        MARCEL VERBAAS

                                     ANNEX I

                              FORM OF LOCKUP LETTER

                           CNL HOTELS & RESORTS, INC.

                                  Common Stock

[Name of Stockholder]
________________________
________________________
________________________
________________________
                                                               ___________, 2006

Dear _________________:

     This Lock-Up Letter Agreement is being delivered to you pursuant to that certain Registration Rights Agreement (the "Registration Rights Agreement") by and among CNL Real Estate Group, Inc., a Florida corporation, Five Arrows Realty Securities II L.L.C., a Delaware limited liability company, and James M. Seneff, Jr., Robert A. Bourne, C. Brian Strickland, Thomas J. Hutchison, III, John A. Griswold, Barry A. N. Bloom and Marcel Verbaas (collectively, the "Stockholders"), and CNL Hotels & Resorts, Inc., a Maryland corporation (the "Company"). Capitalized terms used in this letter but not defined have the meanings assigned to such terms in the Registration Rights Agreement.

     1. Lock-Up and Transfer Limitation. The undersigned Stockholder shall not directly or indirectly Transfer (as defined in paragraph 3 of this letter agreement), contract or agree to Transfer or publicly announce any intention to Transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or warrants, options or other rights to purchase or otherwise acquire shares of Common Stock it may now or later own of record or beneficially (collectively, "Stockholder Shares") at any time prior to the six (6) month anniversary of the date of the Registration Rights Agreement. In addition, the undersigned Stockholder shall not directly or indirectly Transfer, contract or agree to Transfer or publicly announce any intention to Transfer any Stockholder Shares in excess of 50% of the total number of its Common Shares received under the Merger Agreement between such six
(6) month anniversary and the one (1) year anniversary of the date of the Registration Rights Agreement. The lock-up and transfer limitations described in this paragraph 1 are in addition to any other restrictions on transfer of the Stockholder Shares that may apply under the Registration Rights Agreement, the Pledge and Security Agreement entered into as of ______, 2006 between certain Stockholders, the Company and CNL Hotels & Resorts Acquisition, LLC (the "Pledge Agreement"), or this Lock-Up Letter Agreement.

     2. General Holdback. In addition to and not in lieu of the restrictions on Transfer of the Stockholder Shares set forth in paragraph 1 above, the undersigned Stockholder shall not, for a period of 14 days prior to and 90 days after the date of any final prospectus relating to an effective registration statement filed by the Company with the SEC (or such longer periods as the applicable underwriter or the Company may reasonably request) (collectively, the "Holdback Period"), directly or indirectly Transfer, contract or agree to Transfer or publicly announce any intention to Transfer any Stockholder Shares, any securities convertible into or exercisable or exchangeable for shares of Common Stock and any warrants or other rights to purchase or otherwise acquire shares of Common Stock. The foregoing sentence shall not apply to (a) the registration of or sale of any Common Stock pursuant to a Registration Statement filed in accordance with the Registration Rights Agreement, (b) bona fide gifts of such securities, provided that the recipient thereof agrees in writing with the underwriters or the Company, as applicable, to be bound by the terms of this letter agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned Stockholder and/or the immediate family of the undersigned Stockholder, provided that the trustee agrees in writing with the Company to be bound by the terms of this letter agreement and otherwise if a permitted transferee of the subject securities. If
(i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Holdback Period, or (ii) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Holdback Period, the restrictions imposed by this paragraph 2 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by any underwriter of the Company would be compliant under Rule 139 of the Securities Act and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. The Stockholders hereby authorize the Company during the term of this letter agreement to cause any transfer agent for the Stockholder Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Stockholder Shares for which the Stockholders are the record holders and, in the case of the Stockholder Shares for which the Stockholders are the beneficial but not the record holder, agrees during the term of this letter agreement to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Stockholder Shares, in each case if the Company reasonably determines in good faith that such Transfer would, if made, be inconsistent with paragraph 1 of this letter agreement.

     3. Definition of Transfer. For all purposes of this letter agreement, "Transfer" shall mean (i) any sale, offer to sell, transfer, assignment, exchange, redemption, hypothecation, grant of an option to purchase or acquire and any other disposition of any securities; (ii) establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with respect to any securities; and (iii) entering into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequences of ownership of any securities, whether any such transaction is to be settled by delivery of such securities or other securities, in cash or otherwise; provided, however, that the term "Transfer" shall not mean any (a) Transfer to a Permitted Transferee in accordance with the terms of the Registration Rights Agreement or (b) bona fide pledge, assignment or grant of a security interest in any of the Stockholder Shares or any other bona fide pledge, assignment or grant of a security interest in any of the Stockholder Shares.

     4. Authority. The Stockholders hereby severally, but not jointly, represent and warrant that they have full power and authority to enter into this Agreement and will execute any additional documents necessary in connection with enforcement hereof.

     5. Term. This letter agreement shall automatically expire and be of no further force and effect one (1) year after the date of the Registration Rights Agreement.

     6. Counterparts. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single original instrument.

     7. Incorporation of Miscellaneous Provisions of the Registration Rights Agreement. The provisions of Sections 12.2, 12.3 and 12.6 through 12.10 of the Registration Rights Agreement are hereby incorporated by reference into this letter agreement as if set forth at length herein.

                            [SIGNATURE PAGE FOLLOWS]

     If the terms of this Lock-Up Letter Agreement reflect your understanding of our agreements with respect to its subject matter, please indicate your agreement and acceptance of the same by countersigning this letter agreement in the space below and returning the signed copy to the Company.

                                        Yours very truly,

                                        CNL HOTELS & RESORTS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted and agreed as of the date
first written above:


---------------------------------
[Stockholder]